UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2013

CNH Capital LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-182411 (Commission File Number)	39-1937630 (IRS Employer Identification No.)

5729 Washington Avenue Racine, Wisconsin (Address of principal executive offices)	53406 (Zip Code)

(262) 636-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 3, 2013, CNH Global N.V. (“CNH”) announced that its wholly-owned subsidiary, CNH Capital LLC (“CNH Capital”), priced $600 million aggregate principal amount of 3.625% Notes due 2018. The notes will mature on April 15, 2018. Interest on the notes will be paid on April 15 and October 15 of each year, commencing on October 15, 2013.  The net proceeds of the offering are intended to be used for working capital and other general corporate purposes, including, among other things, the purchase of receivables or other assets. The net proceeds may also be applied to repay CNH Capital’s indebtedness as it becomes due.

CNH Capital placed the notes in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Certain statements incorporated by reference in this Current Report on Form 8-K may be forward-looking statements, which may involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described.  CNH Capital undertakes no obligation to update forward-looking statements.

See Press Release, dated April 3, 2013, “CNH Announces $500 Million Notes Offering” attached hereto as Exhibit 99.1 and Press Release, dated April 3, 2013, “CNH Announces Pricing of $600 Million Notes” attached hereto as Exhibit 99.2, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release “CNH Announces $500 Million Notes Offering” dated April 3, 2013.
Exhibit 99.2	Press Release “CNH Announces Pricing of $600 Million Notes” dated April 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH CAPITAL LLC

Date: April 3, 2013	By:	/s/ Douglas MacLeod
Douglas MacLeod
Chief Financial Officer and Assistant Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release “CNH Announces $500 Million Notes Offering” dated April 3, 2013.
Exhibit 99.2	Press Release “CNH Announces Pricing of $600 Million Notes” dated April 3, 2013.